UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2017

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 SW Fifth Ave, Suite 700

Portland, Oregon 97204

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 or the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 27, 2017, Lattice Semiconductor Corporation (“Lattice” or the “Company”), and INVECAS, Inc. (“INVECAS”) entered an agreement under which Lattice will transfer its Hyderabad, India subsidiary and certain assets including its Simplay Labs testing and certification business to INVECAS for the purchase price of US$5,000,000, plus or minus cash (net of agreed upon pre-close liabilities). As a result of the transaction, approximately 150 employees of Lattice in US, China & India, primarily working on HDMI and related products, will be offered employment opportunities at INVECAS. We anticipate this transaction will close in August 2017. Lattice is also implementing a limited workforce reduction, which is expected to impact approximately 30 additional employees worldwide, and an initiative to reduce its infrastructure costs.

Lattice’s strategy, associated product and intellectual property roadmaps remain unchanged. The businesses to be transferred were deemed non-core and subject to discontinuance. The reduction in workforce actions are part of an overall plan to enhance the Company’s financial and competitive position by better aligning its revenue and operating expenses. The actions are also in-line with the Company’s plan to achieve its previously stated, annual non-GAAP operating income target of 20% and its quarterly non-GAAP operating expense target of approximately $40 million.

The Company estimates it will incur aggregate one-time charges of approximately $8 million to $19 million over the next 6 to 9 months, depending on timing and sublease success. Approximately $1.5 million of the total is expected to be recognized in the second quarter ended July 1, 2017. The Company expects the cash cost of these restructuring charges will be approximately $2 million to $5 million, with approximately $2 million to $3 million occurring in the third quarter of 2017 and the remainder over the next six to nine months from today.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Such forward-looking statements include statements relating to: our expectation that we will be able to achieve an annual non-GAAP operating income target of 20% and quarterly non-GAAP operating expense target of approximately $40 million; and our estimate of the timing and approximate amounts of the one-time charges we will incur, and the timing of closing the transaction, which is subject to closing conditions. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements include those risks that are described in from time to time in our filings with the Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: July 28, 2017	By:	/s/ Max Downing
Max Downing Corporate Vice President and Chief Financial Officer